Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-37652, 333-84418, 333-84418-01, 333-84418-02, 333-110125 and Amendment No. 1 thereto, 333-103922, and 333-115159 on Form S-3; and Registration Statement Nos. 333-32833, 333-32837, 333-45657, 333-46671, 333-62014, 333-92260, 333-105133, 333-125169 and Post Effective Amendment No. 1 to Registration Statement No. 333-125169 on Form S-8 of our reports dated March 1, 2006, relating to the financial statements of TXU Corp. (which report expresses an unqualified opinion and contains explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004) and the rescission of Emerging Issues Task Force Issue No. 98-10) and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of TXU Corp. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 1, 2006